CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


The Great American BackRub Store, Inc.
New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated February 23, 1996, relating to the financial statements of The Great American BackRub Store, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding uncertainties as to the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" and "Change in Accountants" in the Prospectus.


                                     By: /s/ BDO Seidman, LLP
                                        ------------------------------
                                             BDO SEIDMAN, LLP


New York, New York
January 31, 1997